UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive		02139
Cambridge,	Massachusetts
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.  Entry into a Material Definitive Agreement.
On August 31, 2020, Jounce Therapeutics, Inc. (“Jounce”) and Gilead Sciences, Inc. (“Gilead”) entered into an exclusive license agreement (the “License Agreement”) to license Jounce's JTX-1811 program to Gilead. JTX-1811 is a monoclonal antibody designed to selectively deplete immunosuppressive tumor-infiltrating T regulatory (“TITR”) cells. The target of JTX-1811 is CCR8, a chemokine receptor enriched on TITR cells. In addition, concurrently with entering into the License Agreement, Jounce and Gilead entered into a stock purchase agreement (the “Stock Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”, and together with the License Agreement and the Stock Purchase Agreement, the “Transaction Agreements”).
Upon the closing of the transactions contemplated by the Transaction Agreements, at the closing, Jounce will receive an upfront cash payment from Gilead of $85.0 million, and Gilead will make a $35.0 million equity investment at a premium in Jounce. Jounce will also be eligible to receive up to $685.0 million in aggregate potential milestone payments as well as royalties based on a percentage of worldwide sales ranging from the high single digit to mid-teens, subject to certain adjustments.
License Agreement
Pursuant to the terms of the License Agreement, Jounce granted Gilead an exclusive, worldwide license under certain of Jounce's intellectual property rights to develop, manufacture and commercialize JTX-1811 for all purposes. Jounce will be responsible and bear expenses for all development activities until (i) the clearance of an investigational new drug application for JTX-1811 by the Food and Drug Administration, or (ii) an earlier date specified by Gilead. After such time, Gilead will have the sole right and responsibility and bear all expenses to develop and commercialize JTX-1811.
Jounce is eligible to receive potential development and regulatory milestones of up to $510.0 million and potential commercial milestones of up to $175.0 million, as well as tiered royalty payments based upon a percentage of annual worldwide net sales ranging from the high single digits to mid-teens, subject to certain reductions as described in the License Agreement. The License Agreement will remain in effect until it expires on a product-by-product and country-by-country basis at the end of the royalty term. Under the terms of the License Agreement, Jounce and Gilead each have the right to terminate the agreement in its entirety for insolvency of the other party, and in its entirety or on a product-by-product or region-by-region basis for material breach by the other party. Gilead may also terminate the License Agreement in its entirety, or on a product-by-product or region-by-region basis, for convenience with prior written notice. The initial development activities of both Jounce and Gilead and the subsequent transition of the JTX-1811 program to Gilead will be overseen by a joint steering committee.
The License Agreement includes various representations, warranties, covenants, dispute escalation and resolution mechanisms, indemnities, diligence and other provisions customary for transactions of this nature.
Stock Purchase Agreement
Under the Stock Purchase Agreement, Jounce agreed to sell to Gilead 5,539,727 shares (the “Shares”) of common stock, par value $0.001 per share, of Jounce (the “Common Stock”), at a purchase price of $6.318 per share, for aggregate cash consideration of $35.0 million (the “Equity Investment”). Based upon 34,214,618 shares of Common Stock outstanding as of August 28, 2020, after the Equity Investment, Gilead is expected to beneficially own approximately 13.9% of the outstanding shares of Common Stock. The purchase will occur upon the closing of the transactions contemplated in the License Agreement. The Stock Purchase Agreement also contains customary representations, warranties, and covenants of each of the parties thereto, as well as standstill and lock-up provisions.
Registration Rights Agreement
Under the Registration Rights Agreement, and subject to the lock-up restrictions provided in the Stock Purchase Agreement, Gilead will have customary demand and piggyback registration rights to register the resale of the Shares purchased in the Equity Investment with the Securities and Exchange Commission. The Registration Rights Agreement will require Jounce to pay certain expenses relating to such registrations, and Gilead and Jounce have also agreed to indemnify each other under the registration statement from certain liabilities.
The transactions with Gilead are subject to review under the Hart-Scott Rodino Antitrust Improvements Act and other customary closing conditions.
The foregoing description of the material terms of the Transaction Agreements is qualified in its entirety by reference to the complete texts of the Transaction Agreements, which will be filed, with confidential terms redacted, as exhibits to Jounce's Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 3.02.  Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 above under the caption “Stock Purchase Agreement” is hereby incorporated by reference into this Item 3.02 in its entirety. The Shares are being sold to Gilead pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder, as the transaction does not involve any public offering.
Item 7.01 Regulation FD Disclosure.
On September 1, 2020, Jounce and Gilead issued a joint press release regarding the transactions, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by the Company on September 1, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: September 1, 2020	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer